                                                                   EXHIBIT 10.26

                             AUTOTOTE CORPORATION

________________________________________________________________________________

                    Employment Agreement for A. Lorne Weil

________________________________________________________________________________

                             AUTOTOTE CORPORATION

________________________________________________________________________________

                    Employment Agreement for A. Lorne Weil

________________________________________________________________________________

                                                                            Page
                                                                            ----
1.   Employment...........................................................   1

2.   Term.................................................................   1

3.   Offices and Duties...................................................   2

4.   Salary, Annual Incentive Compensation and Signing Bonus..............   2

5.   Long Term Compensation, Including Stock Options, and Benefits,
     Deferred Compensation, and Expense Reimbursement.....................   3

6.   Termination Due to Normal Retirement, Approved Early Retirement,
     Death, or Disability.................................................   5

7.   Termination of Employment For Reasons Other Than Normal Retirement,
     Approved Early Retirement, Death or Disability.......................   7

8.   Definitions Relating to Termination Events...........................  13

9.   Payment Reduction to Increase Net After-Tax Amount to Executive......  15

10.  Non-Competition and Non-Disclosure; Executive Cooperation;
     Non-Disparagement....................................................  16

11.  Governing Law; Disputes; Arbitration.................................  17

12.  Miscellaneous........................................................  19

13.  Indemnification......................................................  21

                             AUTOTOTE CORPORATION

________________________________________________________________________________

                    Employment Agreement for A. Lorne Weil

________________________________________________________________________________



          THIS EMPLOYMENT AGREEMENT by and between AUTOTOTE CORPORATION, a Delaware corporation (the "Company"), and A. Lorne Weil ("Executive") shall become effective as of November 1, 1997 (the "Effective Date").

                              W I T N E S S E T H

          WHEREAS, Executive has served the Company in the position of Chairman of the Board since October 1991 and Chief Executive Officer since April 1992;

          WHEREAS, since November 1, 1992 Executive has served the Company in such capacities pursuant to the terms of an employment agreement, dated as of November 1, 1992 (the "1992 Employment Agreement"), which governed employment during a term expiring October 31, 1997;

          WHEREAS, the Company desires to continue to employ Executive as Chairman of the Board and Chief Executive Officer of the Company, and Executive desires to accept such employment on the terms and conditions herein set forth.

          NOW, THEREFORE, in consideration of the foregoing, the mutual covenants contained herein, and other good and valuable consideration the receipt and adequacy of which the Company and Executive each hereby acknowledge, the Company and Executive hereby agree as follows:

     1.   EMPLOYMENT.

          The Company hereby agrees to employ Executive as its Chairman of the Board and Chief Executive Officer, and Executive hereby agrees to accept such employment and serve in such capacities, during the Term as defined in Section 2 and upon the terms and conditions set forth in this Employment Agreement (the "Agreement").

     2.   TERM.

          The term of employment of Executive under this Agreement (the "Term") shall be the period commencing on the Effective Date and ending on October 31, 2000 and any period of extension thereof in accordance with this Section 2, subject to earlier termination in accordance with Section 6 or 7. The Term shall be extended automatically without further action by either party by one additional year (added to the end of the Term) first on October 31, 2000 (extending the Term to October 31, 2001) and on each succeeding October 31 thereafter, unless either party shall have served written notice in accordance with the provisions of Section

12(d) upon the other party prior to the April 30 preceding the date upon which such extension would become effective electing not to extend the Term further as of the next October 31, in which case employment shall terminate at the end of the Term or on the next October 31, as the case may be, subject to earlier termination in accordance with Section 6 or 7.

     3.   OFFICES AND DUTIES.

          The provisions of this Section 3 will apply during the Term:

          (a) Generally.  Executive shall serve as the Chief Executive Officer
              ---------
and Chairman of the Board of the Company and, if elected, shall serve as a member of the Board of Directors of the Company (the "Board") and, for so long as he is serving on the Board, Executive agrees to serve as a member of any Board committee if the Board shall elect Executive to such committee. In any and all such capacities, Executive shall report only to the Board of Directors of the Company. Executive shall have and perform such duties, responsibilities, and authorities as are customary for the chairman of the board and chief executive officer of a publicly held corporation of the size, type, and nature of the Company as they may exist from time to time and consistent with such position and status, but in no event shall such duties, responsibilities, and authorities be reduced from those of Executive at the Effective Date. Executive shall devote his full business time and attention, and his best efforts, abilities, experience, and talent, to the positions of Chairman of the Board and Chief Executive Officer and for the businesses of the Company without commitment to other business endeavors, except that Executive (i) may make personal investments which are not in conflict with his duties to the Company and manage personal and family financial and legal affairs, (ii) may serve as a member of the board of directors of each of Fruit of the Loom, Inc. and General Growth Properties, Inc., (iii) undertake public speaking engagements, and (iv) serve as a director of (or similar position with) any other business or an educational, charitable, community, civic, religious, or similar type of organization with the approval of the Board of Directors of the Company, so long as such activities (i.e., those listed in clauses (i) through (iv)) do not preclude or render unlawful Executive's employment or service to the Company or otherwise materially inhibit the performance of Executive's duties under this Agreement or materially impair the business of the Company or its subsidiaries.

          (b) Rank of Executive Within Company.  As Chairman of the Board and
              --------------------------------
Chief Executive Officer of the Company, Executive shall be the highest-ranking executive of the Company.

     4.   SALARY, ANNUAL INCENTIVE COMPENSATION AND SIGNING BONUS.

          As partial compensation for the services to be rendered hereunder by Executive, the Company agrees to pay to Executive during the Term the compensation set forth in this Section 4.

          (a) Base Salary.  The Company will pay to Executive during the Term a
              -----------
base salary at the initial annual rate of $475,000, payable in cash in substantially equal monthly installments during each year, or portion thereof, of the Term commencing at the beginning of the Term, and otherwise in accordance with the Company's usual payroll practices with respect to senior executives (except to the extent deferred under Section 5(d)). Executive's annual base salary shall be increased annually in accordance with the Consumer Price Index for the Greater New York area.

          (b) Annual Incentive Compensation.  The Company will pay to Executive
              -----------------------------
during the Term annual incentive compensation which shall offer to Executive an opportunity to earn additional compensation in amounts determined by the Compensation and Stock Option Committee of the Board of Directors (the "Committee") in accordance with the applicable plan and consistent with past practices of the Company; provided, however, that annual incentive opportunity shall be not less than 25% of Base Salary for achievement of target level performance and shall include an opportunity to earn an additional amount not less than 25% of Base Salary for achievement of a specified level of performance in excess of the target level, with the nature of the performance and the levels of performance triggering payments of such annual incentives for each year to be established and communicated to Executive during the first quarter of such year by the Compensation Committee of the Board (the "Committee"). In addition, the Committee (or the Board) may determine, in its discretion, to provide an additional annual incentive opportunity of up to 50% of Base Salary payable upon achievement of one or more strategic objectives established by the Committee (or the Board) and communicated to Executive, it being understood that no annual incentive opportunity is required to be provided in any given year of the Term
by this sentence.   Any annual incentive compensation payable to Executive shall be paid in accordance with the Company's usual practices with respect to payment of incentive compensation to senior executives (except to the extent deferred under Section 5(d)).

          (c) Signing Bonus.  Executive shall be paid on January 1, 1998, or as
              -------------
soon thereafter as practicable, a cash signing bonus in the amount of $275,000.

     5. LONG-TERM COMPENSATION, INCLUDING STOCK OPTIONS, AND BENEFITS, DEFERRED COMPENSATION, AND EXPENSE REIMBURSEMENT

          (a) Executive Compensation Plans.  Executive shall be entitled during
              ----------------------------
the Term to participate, without discrimination or duplication, in all executive compensation plans and programs intended for general participation by senior executives of the Company, as presently in effect or as they may be modified or added to by the Company from time to time, subject to the eligibility and other requirements of such plans and programs, including without limitation any stock option plans, performance share plans, management incentive plans, deferred compensation plans, and supplemental retirement plans. In the event of a Change in Control (as defined in Section 8(b)), all outstanding stock options then held by Executive shall become fully vested and non-forfeitable.

          (b) Participation in Equity Investment Program.  If the Company adopts
              ------------------------------------------
an equity investment program permitting executives to elect to forego salary, annual incentive, other bonuses, annual option opportunities under long-term incentive plans, or other specified compensation or benefits in exchange for a grant of stock options, restricted stock or other equity or non-equity types of awards or benefits, Executive will be eligible to participate in such program on terms no less favorable than the terms of participation of any other executive officer of the Company.

            (c) Employee and Executive Benefit Plans.  Executive shall be
                ------------------------------------
entitled during the Term to participate, without discrimination or duplication, in all employee and executive benefit plans and programs of the Company, as presently in effect or as they may be modified or added to by the Company from time to time, to the extent such plans are available to other senior executives or employees of the Company, subject to the eligibility and other requirements of such plans and programs, including without limitation plans providing pensions, other retirement benefits, medical insurance, life insurance, disability insurance, and accidental death or dismemberment insurance, as well as savings, profit-sharing, and stock ownership plans; provided, however, that such benefit plans and programs, in the aggregate, shall provide Executive with benefits and compensation substantially no less favorable than is provided by the Company to Executive under such plans and programs as in effect on the Effective Date.

            In furtherance of and not in limitation of the foregoing, during the
Term:

     (i) Executive will participate as Chief Executive Officer in all executive and employee vacation and time-off programs;

     (ii) The Company will provide Executive with coverage as Chief Executive Officer with respect to long-term disability insurance and benefits substantially no less favorable (including any required contributions by Executive) than such insurance and benefits in effect on the Effective Date;

     (iii) Executive will be covered by Company-paid group and individual term life insurance providing a death benefit no less than the death benefit provided under Company-paid insurance in effect at the Effective Date; provided, however, that, with the consent of Executive, such insurance may be combined with a supplementary retirement funding vehicle; and

     (iv) The Company will provide Executive with health and medical benefits consistent with its policies for other senior executives.

            Any provision to the contrary contained in this Agreement notwithstanding, unless Executive is terminated by the Company for "Cause" (as defined in Section 8(a) hereof) or Executive terminates voluntarily and not for "Good Reason" (as defined in Section 8(d) hereof), Executive may elect continued participation after termination in the Company's health and medical coverage for himself and his spouse and dependent children after such coverage would otherwise end until such time as Executive becomes eligible for Medicare; provided, however, that in the event of such election, Executive shall pay the Company each year an amount equal to the then-current annual COBRA premium being paid (or payable) by any other former employee of the Company, unless otherwise provided under Section 6 or 7.

            (d) Deferral of Compensation.  If the Company adopts any deferral
                ------------------------
program or arrangement permitting executives to elect to defer any compensation, Executive will be eligible to participate in such program on terms no less favorable than the terms of participation of any other executive officer of the Company.

          (e) Reimbursement of Expenses.  The Company will promptly reimburse
              -------------------------
Executive for all reasonable business expenses and disbursements incurred by Executive in the performance of Executive's duties during the Term in accordance with the Company's reimbursement policies as in effect from time to time.

          (f) Company Registration Obligations.  The Company will use its best
              --------------------------------
efforts to file with the Securities and Exchange Commission and thereafter maintain the effectiveness of one or more registration statements registering under the Securities Act of 1933, as amended, the offer and sale of shares by the Company to Executive pursuant to stock options or other equity based awards granted to Executive under Company plans.

          (g) Insurance for the Company's Benefit.  The Company may at any time
              -----------------------------------
and for the Company's own benefit (or for the benefit of a lender to the Company) apply for and take out life, health, accident and other insurance covering Executive, either independently or together with others, in any amount which the Company may deem to be in its best interests. The Company shall own all rights in such insurance and proceeds thereof and Executive shall not have any right, title or interest therein. Executive shall assist the Company at the Company's expense in obtaining any such insurance by, among other things, submitting to the customary examinations and correctly preparing, signing and delivering such applications and other documents as reasonably may be required.

     6. TERMINATION DUE TO NORMAL RETIREMENT, APPROVED EARLY RETIREMENT, DEATH, OR DISABILITY.

          Executive may terminate employment hereunder upon Executive's retirement at or after age 65 ("Normal Retirement") or, if approved in advance by the Committee, upon Executive's early retirement prior to age 65 ("Approved Early Retirement"). The Company may terminate the employment of Executive hereunder due to the Disability (as defined in Section 8(c)) of Executive.

          At the time Executive's employment terminates due to Normal Retirement, Approved Early Retirement, or death, the Term will terminate. In the event Executive's employment terminates due to Disability, the Term will terminate at the expiration of the 30-day period referred to in the definition of Disability (set forth in Section 8(c)) absent the actions referred to therein being taken by Executive to return to service and present to the Company a certificate of good health.

          Upon a termination of Executive's employment due to Normal Retirement, Approved Early Retirement, death, or Disability, all obligations of the Company and Executive under Sections 1 through 5 of this Agreement will immediately cease, provided, however, that subject to the provisions of Section 12(i), the Company will pay Executive (or his beneficiaries or estate), and Executive (or his beneficiaries or estate) will be entitled to receive, the following:

     (i) The unpaid portion of annual base salary at the rate payable, in accordance with Section 4(a) hereof, at the date of termination of employment, pro rated through such date of termination, will be paid;

     (ii) All vested, nonforfeitable amounts owing or accrued at the date of termination of employment under any compensation and benefit plans, programs, and arrangements set forth or referred to in Sections 4(b) and 5(a) and 5(c) hereof (including any earned and vested annual incentive compensation and long term incentive award) in which Executive theretofore participated will be paid under the terms and conditions of the plans, programs, and arrangements (and agreements and documents thereunder) pursuant to which such compensation and benefits were granted;

     (iii) In lieu of any annual incentive compensation under Section 4(b) for the year in which Executive's employment terminated, Executive will be paid an amount equal to the target amount of annual incentive compensation (i.e., 25% of Base Salary) payable to Executive assuming achievement of the target level of performance for the year of termination, multiplied by a fraction the numerator of which is the number of days Executive was employed in the year of termination and the denominator of which is the total number of days in the year of termination; provided, however, that the amount payable under this clause (iii) shall be reduced by any amount otherwise paid or payable under (ii) above to Executive as annual incentive compensation for the year in which Executive's employment terminated);

     (iv) Stock options held by Executive at termination, if not then vested and exercisable, will become fully vested and exercisable at the date of such termination, and any such options which were granted on or after the Effective Date shall remain exercisable until the earlier of three years after the date of such termination or the scheduled expiration date, and, in other respects, all such options shall be governed by the plans and programs and the agreements and other documents pursuant to which such options were granted;

     (v)    All deferred stock awards, and all deferral arrangements under
            Section 5(d), will be settled in accordance with the plans and programs under which the awards were granted or governing the deferral including, if so permitted by the plans or programs, Executive's duly executed deferral election forms or the terms of any mandatory deferral;

     (vi) Reasonable business expenses and disbursements incurred by Executive prior to such termination of employment will be reimbursed, as authorized under Section 5(e); and

     (vii) If Executive's employment terminates due to Disability, for the period extending from such termination until Executive reaches age 65, Executive shall continue to participate in all employee benefit plans, programs, and arrangements under Section 5(c) providing health, medical, disability and life insurance benefits in which Executive was participating immediately prior to termination, the terms of which allow Executive's continued participation, as if Executive had continued in employment with the Company during such period or, if such plans, programs, or arrangements do not allow Executive's continued participation, Executive shall be paid a cash payment equivalent on an after-tax basis to the value of the additional benefits Executive would have received under such employee benefit plans, programs, and arrangements in which Executive was participating immediately prior to termination, as if Executive had received credit under such plans, programs, and arrangements for service and age with the Company during such period following Executive's termination as provided in this Section 6(vii), with such benefits payable by the Company at the same times and in the same manner as such benefits would have been received by Executive under such plans (it being understood that the value of any insurance-provided benefits will be based on the premium cost to Executive, which shall not exceed the highest risk premium charged by a carrier having an investment grade or better credit rating);

provided further, that in the case of termination of Executive's employment due to Disability, Executive must continue to satisfy the conditions set forth in
Section 10 in order to continue receiving the compensation and benefits under
(vii), above; and provided further, that Executive will be entitled to the benefit of any terms of plans or agreements applicable to Executive which are more favorable than those specified in this Section 6. Amounts payable under
(i), (ii), (iii), (iv), and (vi) above will be paid as promptly as practicable after termination of Executive's employment; provided, however, that, to the extent that the Company would not be entitled to deduct any such payments (other than those under (i) above) under Internal Revenue Code Section 162(m), such payments shall be made at the earliest time that the payments would be deductible by the Company without limitation under Section 162(m) (unless this provision is waived by the Company).

     7. TERMINATION OF EMPLOYMENT FOR REASONS OTHER THAN NORMAL RETIREMENT, APPROVED EARLY RETIREMENT, DEATH OR DISABILITY.

          (a) Termination by the Company for Cause and Termination by Executive
              -----------------------------------------------------------------
Other Than For Good Reason.  In accordance with the provisions of this Section
--------------------------
7(a), the Company may terminate the employment of Executive hereunder for Cause (as defined in Section 8(a)) at any time, and Executive may terminate his employment hereunder voluntarily for reasons other than Good Reason (as defined in Section 8(d)) at any time. An election by Executive not to extend the Term pursuant to Section 2 hereof shall be deemed to be a termination of this Agreement by Executive for reasons other than Good Reason at the date of expiration of the Term, unless there occurs a Change in Control prior to such date of expiration.

          Upon a termination of Executive's employment by the Company for Cause or by the Executive for reasons other than Good Reason, the Term will immediately terminate, and all obligations of the Company and Executive under Sections 1 through 5 of this Agreement will immediately cease; provided, however, that, subject to the provisions of Section 12(i), the Company shall pay Executive, and Executive shall be entitled to receive, the following:

     (i) The unpaid portion of annual base salary at the rate payable, in accordance with Section 4(a) hereof, at the date of termination of employment, pro rated through such date of termination, will be paid;

     (ii) All vested, nonforfeitable amounts owing or accrued at the date of termination of employment under any compensation and benefit plans, programs, and arrangements set forth or referred to in Sections 4(b) and 5(a) and 5(c) hereof (including any earned and vested annual incentive compensation) in which Executive theretofore participated will be paid under the terms and conditions of the plans, programs, and arrangements (and agreements and documents thereunder) pursuant to which such compensation and benefits were granted;

     (iii) All stock options and deferred stock awards will be governed by the terms of the plans and programs under which the options or awards were granted;

     (iv) Non-forfeitable amounts credited to any deferral account of Executive under deferral arrangements authorized under Section 5(d) hereof at the date of termination of employment will be settled in accordance with the plans and programs under which the awards were granted or governing the deferral including, if so permitted by the plans or programs, Executive's duly executed deferral election forms or the terms of any mandatory deferral; and

     (v) Reasonable business expenses and disbursements incurred by Executive prior to such termination of employment will be reimbursed, as authorized under Section 5(e).

Amounts payable under this Section 7(a) will be paid as promptly as practicable after termination of Executive's employment; provided, however, that, to the extent that the Company would not be entitled to deduct any such payments under Internal Revenue Code Section 162(m), such payments shall be made at the earliest time that the payments would be deductible by the Company without limitation under Section 162(m) (unless this provision is waived by the Company).

          (b) Termination by the Company Without Cause or by Executive for Good
              -----------------------------------------------------------------
Reason, Prior to or After a Change in Control.  In accordance with the
---------------------------------------------
provisions of this Section 7(b), the Company may terminate the employment of Executive hereunder without Cause (as defined in Section 8(a)) prior to or after a Change in Control (as defined in Section 8(b)) upon 90 days' written notice to Executive and Executive may terminate his employment with the Company hereunder for Good Reason prior to or after a Change in Control upon 90 days' written notice to the Company; provided, however, that, if the basis for such Good Reason is correctable, the Company has not corrected the basis for such Good Reason within 30 days after receipt of such notice. The foregoing notwithstanding, the Company may, in lieu of providing 90 days' written notice to Executive, pay Executive his then-current annual base salary under Section 4(a) and credit Executive with service for 90 days for all purposes hereunder. An election by the Company not to extend the Term pursuant to Section 2 hereof shall be deemed to be a termination of this Agreement by the Company without Cause at the date of expiration of the Term (such termination will be deemed to be after a Change in Control if a Change in Control has occurred simultaneous with or within two years prior to such date of expiration); provided, however, that, if Executive has attained age 65 at such date of expiration, such expiration shall be deemed a Retirement of Executive. Upon a termination of Executive's employment by the Company without Cause or termination of employment by the Executive for

Good Reason, the Term will immediately terminate and all obligations of the parties under Sections 1 through 5 of this Agreement will immediately cease, except that, subject to the provisions of Section 12(i), the amounts and benefits specified in Section 7(b)(i) shall be payable if the termination is prior to a Change in Control or more than two years after a Change in Control and the amounts and benefits specified in Section 7(b)(ii) shall be payable if the termination is at or within two years after a Change in Control.

     (i)  Prior to or More Than Two Years After a Change in Control.  If such
          ---------------------------------------------------------
          termination is prior to a Change in Control or more than two years after a Change in Control, the Company shall pay Executive, and Executive shall be entitled to receive, the following:

          (A) Cash in an aggregate amount equal to two times the sum of (x) Executive's then-current annual base salary at the rate payable under Section 4(a) immediately prior to termination plus (y) the Severance Annual Incentive Amount (as defined below), which amount shall be reduced pro rata to the extent the number of full months remaining until Executive attains age 65 is less than 24 months, shall be paid to Executive. For purposes of this Section 7(b)(i)(A) and Section 7(b)(i)(D), the "Severance Annual Incentive Amount" shall be the average annual incentive compensation paid to Executive for the three years immediately preceding the year of termination. The amount determined to be payable under this
              Section 7(b)(i)(A) shall be payable in monthly installments over the 24 months following termination, without interest, except the Company may elect to accelerate payment of the remaining balance of such amount and to pay it as a lump sum;

          (B) The unpaid portion of annual base salary at the rate payable, in accordance with Section 4(a) hereof, at the date of termination of employment, pro rated through such date of termination, will be paid;

          (C) All vested, nonforfeitable amounts owing or accrued at the date of termination of employment under any compensation and benefit plans, programs, and arrangements set forth or referred to in Sections 4(b) and 5(a) and 5(c) hereof (including any earned and vested annual incentive compensation) in which Executive theretofore participated will be paid under the terms and conditions of the plans, programs, and arrangements (and agreements and documents thereunder) pursuant to which such compensation and benefits were granted;

          (D) In lieu of any annual incentive compensation under Section 4(b) for the year in which Executive's employment terminated (unless otherwise payable under (C) above), Executive will be paid an amount equal to (X) the higher of the Severance Annual Incentive Amount as defined in Section 7(b)(i)(A) or the amount of annual incentive compensation for the year of termination payable based on performance actually achieved at the date of termination (not annualized), as determined by the Board, multiplied by (Y) a fraction the numerator of which is the number of days Executive was employed in the year of termination and the denominator of which is the total number of days in the year of termination;

          (E) Stock options held by Executive at termination, if not then vested and exercisable, will become fully vested and exercisable at the date of such termination, and any such options which were granted on or after the Effective Date or, if previously granted, were not "in the money" as of the date hereof shall remain exercisable until the scheduled expiration date, and, in other respects, all such options shall be governed by the plans and programs and the agreements and other documents pursuant to which such options were granted;

          (F) All deferred stock awards will be settled in accordance with the plans and programs under which the awards were granted;

          (G) Non-forfeitable amounts credited to any deferral account of Executive under deferral arrangements authorized under Section 5(d) hereof at the date of termination of employment will be settled in accordance with the plans and programs under which the awards were granted or governing the deferral including, if so permitted by the plans or programs, Executive's duly executed deferral election forms or the terms of any mandatory deferral, less applicable withholding taxes under Section 12(i);

          (H) Reasonable business expenses and disbursements incurred by Executive prior to such termination of employment will be reimbursed, as authorized under Section 5(e);

          (I) For a period of 2.0 years after such termination (but not after Executive attains age 65), Executive shall continue to participate in all employee and executive benefit plans, programs, and arrangements under Section 5(C) providing health, medical, disability and life insurance benefits in which Executive was participating immediately prior to termination, the terms of which allow Executive's continued participation, as if Executive had continued in employment with the Company during such period or, if such plans, programs, or arrangements do not allow Executive's continued participation, a cash payment equivalent on an after-tax basis to the value of the additional benefits Executive would have received under such employee benefit plans, programs, and arrangements in which Executive was participating immediately prior to termination, as if Executive had received credit under such plans, programs, and arrangements for service and age with the Company during such period following Executive's termination as provided in this Section 7(b)(i)(I), with such benefits payable by the Company at the same times and in the same manner as such benefits would have been received by Executive under such plans (it being understood that the value of any insurance-provided benefits will be based on the premium cost to Executive, which shall not exceed the highest risk premium charged by a carrier having an investment grade or better credit rating);

          provided, however, that Executive will be entitled to the benefit of any terms of plans or agreements applicable to Executive which are more favorable than those specified in this Section 7(b)(i). Except as otherwise expressly provided above, amounts payable under this
          Section 7(b)(i) will be paid as promptly as practicable after termination of Executive's employment and in no event more than 45 days after such termination; provided, however, that, to the extent that the Company would not be entitled to deduct any payments provided by this Section 7(b)(i) under Internal Revenue Code Section 162(m), such payments shall be made at the earliest time that the payments would be deductible by the Company without limitation under Section 162(m) (unless this provision is waived by the Company), but in no event later than twelve months subsequent to the date of termination.

     (ii) Within Two Years After a Change in Control.  If such termination
          ------------------------------------------
          occurs simultaneous with or within two years after a Change in Control, the Company shall pay Executive, and Executive shall be entitled to receive, the following:

          (A) A lump sum cash payment in an amount equal to three times the sum of (x) Executive's then-current annual base salary at the rate payable under Section 4(a) immediately prior to termination plus
               (y) the Severance Annual Incentive Amount (as defined below), which payment shall be reduced pro rata to the extent the number of full months remaining until Executive attains age 65 is less than 36 months, will be paid to Executive. For purposes of this
               Section 7(b)(ii)(A) and Section 7(b)(ii)(D), the "Severance Annual Incentive Amount" shall be the greater of (1) the average annual incentive compensation paid to Executive for the three years immediately preceding the year of termination or (2) the annual incentive compensation payable to Executive upon achievement of the target level of performance for the year of termination;

          (B) The unpaid portion of annual base salary at the rate payable, in accordance with Section 4(a) hereof, at the date of termination of employment, pro rated through such date of termination, will be paid;

          (C) All vested, nonforfeitable amounts owing or accrued at the date of termination of employment under any compensation and benefit plans, programs, and arrangements set forth or referred to in Sections 4(b) and 5(a) and 5(c) hereof (including any earned and vested annual incentive compensation) in which Executive theretofore participated will be paid under the terms and conditions of the plans, programs, and arrangements (and agreements and documents thereunder) pursuant to which such compensation and benefits were granted;

          (D) In lieu of any annual incentive compensation under Section 4(b) for the year in which Executive's employment terminated (unless otherwise payable under (C) above), Executive will be paid an amount equal to the Severance Annual Incentive Amount as defined in Section 7(b)(ii)(A), multiplied by a fraction the numerator of which is the number of days Executive was employed in the year of termination and the denominator of which is the total number of days in the year of termination;

          (E) Stock options held by Executive at termination, if not then vested and exercisable, will become fully vested and exercisable at the date of such termination, and any such options which were granted on or after the Effective Date or, if previously granted, were not "in the money" as of the date hereof shall remain exercisable until the scheduled expiration date, and, in other respects, all such options shall be governed by the plans and programs and the agreements and other documents pursuant to which such options were granted;

          (F) Deferred stock held by Executive at termination will become fully vested and non-forfeitable, and shall be settled upon such termination, without regard to any stated period of deferral otherwise remaining in respect of such amounts;

          (G) All deferral arrangements authorized under Section 5(d) hereof at the date of termination of employment shall be paid or distributed, less applicable withholding taxes under Section 12(i) as promptly as practicable following such date of termination, without regard to any stated period of deferral otherwise remaining in respect of such amounts, and the payment of such amounts shall be deemed to fully settle such accounts;

          (H) Reasonable business expenses and disbursements incurred by Executive prior to such termination of employment will be reimbursed, as authorized under Section 5(e);

          (I) For a period of 3.0 years after such termination (but not after Executive attains age 65), Executive shall continue to participate in all employee and executive benefit plans, programs, and arrangements under Section 5(C) providing health, medical, disability and life insurance benefits in which Executive was participating immediately prior to termination, the terms of which allow Executive's continued participation, as if Executive had continued in employment with the Company during such period or, if such plans, programs, or arrangements do not allow Executive's continued participation, a cash payment equivalent on an after-tax basis to the value of the additional benefits Executive would have received under such employee benefit plans, programs, and arrangements in which Executive was participating immediately prior to termination, as if Executive had received credit under such plans, programs, and arrangements for service and age with the Company during such period following Executive's termination as provided in this Section 7(b)(ii)(I), with such benefits payable by the Company at the same times and in the same manner as such benefits would have been received by Executive under such plans (it being understood that the value of any insurance-provided benefits will be based on the premium cost to Executive, which shall not exceed the highest risk premium charged by a carrier having an investment grade or better credit rating);

            provided, however, that Executive will be entitled to the benefit of any terms of plans or agreements applicable to Executive which are more favorable than those specified in this Section 7(b)(ii). Except as otherwise expressly provided above, amounts payable under this
            Section 7(b)(ii), will be paid as promptly as practicable after termination of Executive's employment, and in no event more than 45 days after such termination.

     (iii)  Compensation Reduction as Basis for Good Reason.  If any payment or
            -----------------------------------------------
            benefit under this Section 7(b) is based on base salary or other level of compensation or benefits at the time of Executive's termination and if a reduction in such base salary or other level of compensation or benefit was the basis for Executive's termination for Good Reason, then the base salary or other level of compensation in effect before such reduction shall be used to calculate payments or benefits under this Section 7(b).

     8.     DEFINITIONS RELATING TO TERMINATION EVENTS.

            (a) "Cause."  For purposes of this Agreement, "Cause" shall mean
                --------
Executive's gross misconduct (as defined herein) or willful and material breach of Section 10 of this Agreement. For purposes of this definition, "gross misconduct" shall mean (A) a felony conviction in a court of law under applicable federal or state laws, or (B) willfully engaging in one or more acts, or willfully omitting to act in accordance with his material duties hereunder, including acts and omissions that constitute gross negligence in the performance of Executive's material duties under this Agreement. For purposes of this Agreement, an act or failure to act on Executive's part shall be considered "willful" if it was done or omitted to be done by him not in good faith, and shall not include any act or failure to act resulting from any incapacity of Executive. Notwithstanding the foregoing, Executive may not be terminated for Cause unless and until there shall have been delivered to him, within six months after the Board (A) had knowledge of conduct or an event allegedly constituting Cause and (B) had reason to believe that such conduct or event could be grounds for Cause, a copy of a resolution duly adopted by a majority affirmative vote of the membership of the Board (excluding Executive) at a meeting of the Board called and held for such purpose (after giving Executive reasonable notice specifying the nature of the grounds for such termination and not less than 30 days to correct the acts or omissions complained of, if correctable, and affording Executive the opportunity, together with his counsel, to be heard before the Board) finding that, in the good faith opinion of the Board, Executive was guilty of conduct constituting Cause under this Section 8(a).

            (b) "Change in Control."  A "Change in Control" shall be deemed to
                --------------------
have occurred if:

     (i) any "person" as defined in Section 3(a)(9) of the Securities Exchange Act of

            1934, as amended (the "Exchange Act"), and as used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) of the Exchange Act but excluding the Company and any subsidiary and any employee benefit plan sponsored or maintained by the Company or any subsidiary (including any trustee of such plan acting as trustee), directly or indirectly, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of securities of the Company representing at least 40% of the combined voting power of the Company's then-outstanding securities;

     (ii) the stockholders of the Company approve a merger, consolidation, recapitalization, or reorganization of the Company, or a reverse stock split of any class of voting securities of the Company, or the consummation of any such transaction if stockholder approval is not obtained, other than any such transaction which would result in at least 50% of the total voting power represented by the voting securities of the Company or the surviving entity outstanding immediately after such transaction being beneficially owned by persons who together beneficially owned at least 50% of the combined voting power of the voting securities of the Company outstanding immediately prior to such transaction; provided that, for purposes of this paragraph (ii), such continuity of ownership (and preservation of relative voting power) shall be deemed to be satisfied if the failure to meet such 50% threshold is due solely to the acquisition of voting securities by an employee benefit plan of the Company or such surviving entity or of any subsidiary of the Company or such surviving entity;

     (iii) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of its assets (or any transaction having a similar effect); or

     (iv) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, together with any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in paragraph (i), (ii), or (iii) hereof) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved (the "Continuing Directors"), cease for any reason to constitute at least a majority of the Board.

            (c) "Disability."  "Disability" means the failure of Executive to
                -------------
render and perform the services required of him under this Agreement, for a total of 180 days or more during any consecutive 12 month period, because of any physical or mental incapacity or disability as determined by a physician or physicians selected by the Company and reasonably acceptable to Executive unless, within 30 days after Executive has received written notice from the Company of a proposed termination due to such absence, Executive shall have returned to the full performance of his duties hereunder and shall have presented to the Company a written certificate of Executive's good health prepared by a physician selected by the Company and reasonably acceptable to Executive.

            (d) "Good Reason."  For purposes of this Agreement, "Good Reason"
                --------------
shall mean, without Executive's prior written consent, (A) a material change, adverse to Executive, in Executive's positions, titles, or offices as set forth in Section 3(a), status, rank, nature of responsibilities, or authority within the Company, or a removal of Executive from the Board, from the office of Chairman of the Board, or from any Board committee on which Executive has served during the Term, or any failure of Executive to be nominated, reappointed or reelected as a member of the Board, as Chairman of the Board, or as a member of any Board committee on which he has served during the Term, including a failure of the Board or stockholders to take such actions (notwithstanding their legal right to do so), except the foregoing shall not constitute Good Reason if occurring in connection with the termination of Executive's employment for Cause, Disability, Normal Retirement or Approved Early Retirement, as a result of Executive's death, or as a result of action by Executive, (B) an assignment of any significant duties to Executive which are inconsistent with his status as Chairman of the Board and Chief Executive Officer of the Company and other positions held under Section 3(a), (C) a decrease in annual base salary or other compensation opportunities or a material decrease in the aggregate benefits provided under this Agreement, (D) any other failure by the Company to perform any material obligation under, or breach by the Company of any material provision of, this Agreement, (E) a relocation of the Corporate Offices of the Company more than 35 miles from the latest location of such offices prior to the date of a Change in Control, (F) any failure to secure the agreement of any successor corporation or other entity to the Company to fully assume the Company's obligations under this Agreement in a form reasonably acceptable to Executive, and (G) any attempt by the Company to terminate Executive for Cause which does not result in a valid termination for Cause, except in the case that valid grounds for termination for Cause exist but are corrected as permitted under Section 8(a). Notwithstanding the foregoing, Executive shall not be considered to have terminated for Good Reason unless Executive shall have provided the Company with written notice of the specific reasons for such termination within ninety (90) days after he has knowledge of the event that is the basis for such termination and affords Company at least thirty (30) days to cure the alleged conduct.

     9.     PAYMENT REDUCTION TO INCREASE NET AFTER-TAX AMOUNT TO EXECUTIVE.

     Notwithstanding any other provision of this Agreement or any other agreement between Executive and the Company or any affiliate, if a reduction in the aggregate amount of payments or benefits Executive otherwise would be entitled to receive from the Company or any affiliate, which payments are deemed contingent on a change described in Section 280G(b)(2)(A)(i) of the Code (the "Contingent Payments"), would result in a greater "Net After-Tax Amount," as such term is defined below, then such payments shall be reduced to provide the greatest Net After-Tax Amount, such reduction to be made from such payments under Section 7(b) or such other Contingent Payments as Executive shall specify. For this purpose, the term "Net After-Tax Amount" shall mean the net amount of the Contingent Payments after giving effect to all taxes payable by Executive which would be applicable to such payments including, but not limited to, any tax under Section 4999 of the Code. The determination of whether any such reduction in Contingent Payments shall be effected shall be made at the expense of the Company by a nationally recognized accounting firm acceptable to Executive and the

Company, and such determination shall be binding upon Executive and the Company.

     10. NON-COMPETITION AND NON-DISCLOSURE; EXECUTIVE COOPERATION; NON-DISPARAGEMENT.

            (a) Non-Competition.  Without the consent in writing of the Board,
                ---------------
Executive will not, at any time during the Term and for a period of two years following termination of Executive's employment for any reason, acting alone or in conjunction with others, directly or indirectly (i) engage (either as owner, investor, partner, stockholder, employer, employee, consultant, advisor, or director) in any business in which he has been directly engaged on behalf of the Company or any subsidiary, or has supervised as an executive thereof, during the last two years prior to such termination, or which was engaged in or planned by the Company or a subsidiary at the time of such termination, in any geographic are in which such business was conducted or planned to be conducted; (ii) induce any customers of the Company or any of its subsidiaries with whom Executive has had contacts or relationships, directly or indirectly, during and within the scope of his employment with the Company or any of its subsidiaries, to curtail or cancel their business with the Company or any such subsidiary; (iii) induce, or attempt to influence, any employee of the Company or any of its subsidiaries to terminate employment; or (iv) hire, either directly or through any employee, agent or representative, any employee of the Company or any of its subsidiaries or any person who was employed by the Company or any of its subsidiaries within 180 days preceding such hiring; provided, however, that the limitation contained in clause (i) above shall not apply if Executive's employment is terminated as a result of a termination by the Company without Cause within two years following a Change in Control or a termination by Executive for Good Reason within two years following a Change in Control; and provided further, that activities engaged in by or on behalf of the Company are not restricted by this covenant. The provisions of subparagraphs (i), (ii), (iii), and (iv) above are separate and distinct commitments independent of each of the other subparagraphs. It is agreed that the ownership of not more than one percent of the equity securities of any company having securities listed on an exchange or regularly traded in the over-the-counter market shall not, of itself, be deemed inconsistent with clause (i) of this paragraph (a).

            (b) Non-Disclosure. Executive shall not, at any time during the Term
                --------------
and thereafter (including following Executive's termination of employment for any reason), disclose, use, transfer, or sell, except in the course of employment with or other service to the Company, any proprietary information, secrets, or other confidential information belonging or relating to the Company and its subsidiaries so long as such information has not otherwise been disclosed or is not otherwise in the public domain, except as required by law or pursuant to legal process. In addition, upon termination of employment for any reason, Executive will return to the Company or its subsidiaries all documents and other media containing information belonging or relating to the Company or its subsidiaries.

            (c) Cooperation With Regard to Litigation.  Executive agrees to
                -------------------------------------
cooperate with the Company, during the Term and thereafter (including following Executive's termination of employment for any reason), by making himself available to testify on behalf of the Company or any subsidiary or affiliate of the Company, in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, and to assist the Company, or any subsidiary or affiliate of the Company, in any such action, suit, or proceeding, by providing information and meeting and consulting with the Board or its representatives or counsel, or representatives or counsel to the Company, or any subsidiary or affiliate of the Company, as requested. The Company agrees to reimburse the Executive, on an after-tax basis, for all expenses actually incurred in connection with his provision of testimony or assistance.

            (d) Non-Disparagement.  Executive shall not, at any time during the
                -----------------
Term and thereafter, make statements or representations, or otherwise communicate, directly or indirectly, in writing, orally, or otherwise, or take any action which may, directly or indirectly, disparage or be damaging to the Company or any of its subsidiaries or affiliates or their respective officers, directors, employees, advisors, businesses or reputations. Notwithstanding the foregoing, nothing in this Agreement shall preclude Executive from making truthful statements that are required by applicable law, regulation or legal process.

            (e) Release of Employment Claims. Executive agrees, as a condition
                ----------------------------
to receipt of any termination payments and benefits provided for in Sections 6 and 7 herein (other than salary earned through the date of termination), that he will execute a general release agreement, in a form satisfactory to the Company, releasing any and all claims arising out of Executive's employment (other than enforcement of this Agreement).

            (f) Forfeiture of Outstanding Options.  The provisions of Sections 6
                ---------------------------------
and 7 notwithstanding, if Executive willfully and materially fails to substantially comply with any restrictive covenant under this Section 10 or willfully and materially fails to substantially comply with any material obligation under this Agreement, all options to purchase Common Stock granted by the Company and then held by Executive or a transferee of Executive shall be immediately forfeited and thereupon such options shall be cancelled. Notwithstanding the foregoing, Executive shall not forfeit any option unless and until there shall have been delivered to him, within six months after the Board
(A) had knowledge of conduct or an event allegedly constituting grounds for such forfeiture and (B) had reason to believe that such conduct or event could be grounds for such forfeiture, a copy of a resolution duly adopted by a majority affirmative vote of the membership of the Board (excluding Executive) at a meeting of the Board called and held for such purpose (after giving Executive reasonable notice specifying the nature of the grounds for such forfeiture and not less than 30 days to correct the acts or omissions complained of, if correctable, and affording Executive the opportunity, together with his counsel, to be heard before the Board) finding that, in the good faith opinion of the Board, Executive has engaged and continues to engage in conduct set forth in this Section 10(f) which constitutes grounds for forfeiture of Executive's options; provided, however, that if any option is exercised after delivery of such notice and the Board subsequently makes the determination described in this sentence, Executive shall be required to pay to the Company an amount equal to the difference between the aggregate value of the shares acquired upon such exercise at the date of the Board determination and the aggregate exercise price paid by Executive. Any such forfeiture shall apply to such options notwithstanding any term or provision of any option agreement.

            (g) Survival.  The provisions of this Section 10 shall survive the
                --------
termination of the Term and any termination or expiration of this Agreement.

     11.    GOVERNING LAW; DISPUTES; ARBITRATION.

            (a) Governing Law.  This Agreement is governed by and is to be
                -------------
construed, administered, and enforced in accordance with the laws of the State of Delaware, without regard to conflicts of law principles, except insofar as federal laws and regulations may be applicable. If under the governing law, any portion of this Agreement is at any time deemed to be in conflict with any applicable statute, rule, regulation, ordinance, or other principle of law, such portion shall be deemed to be modified or altered to the extent necessary to conform thereto or, if that is not possible, to be omitted from this Agreement. The invalidity of any such portion shall not affect the force, effect, and validity of the remaining portion hereof. If any court determines that any provision of Section 10 is unenforceable because of the duration or geographic scope of such provision, it is the parties' intent that such court shall have the power to modify the duration or geographic scope of such provision, as the case may be, to the extent necessary to render the provision enforceable and, in its modified form, such provision shall be enforced.

            (b) Reimbursement of Expenses in Enforcing Rights.  All reasonable
                ---------------------------------------------
costs and expenses (including fees and disbursements of counsel) incurred by Executive in seeking to interpret this Agreement or enforce rights pursuant to this Agreement shall be paid on behalf of or reimbursed to Executive promptly by the Company, to the extent that Executive is successful in asserting such rights.

            (c) Arbitration.  Any dispute or controversy arising under or in
                -----------
connection with this Agreement shall be settled exclusively by arbitration in New York, New York by three arbitrators in accordance with the rules of the American Arbitration Association in effect at the time of submission to arbitration. Judgment may be entered on the arbitrators' award in any court having jurisdiction. For purposes of entering any judgment upon an award rendered by the arbitrators, the Company and Executive hereby consent to the jurisdiction of any or all of the following courts: (i) the United States District Court for the Southern District of New York, (ii) any of the courts of the State of New York or the State of Delaware, or (iii) any other court having jurisdiction. The Company and Executive further agree that any service of process or notice requirements in any such proceeding shall be satisfied if the rules of such court relating thereto have been substantially satisfied. The Company and Executive hereby waive, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to such jurisdiction and any defense of inconvenient forum. The Company and Executive hereby agree that a judgment upon an award rendered by the arbitrators may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Subject to Section 11(b), the Company shall bear all costs and expenses arising in connection with any arbitration proceeding pursuant to this Section 11. Notwithstanding any provision in this Section 11, Executive shall be entitled to seek specific performance of Executive's right to be paid during the pendency of any dispute or controversy arising under or in connection with this Agreement.

            (d) Interest on Unpaid Amounts. Any amounts that have become payable
                --------------------------
pursuant to the terms of this Agreement or any decision by arbitrators or judgment by a court of law pursuant to this Section 11 but which are not timely paid shall bear interest at the prime rate in effect at the time such payment first becomes payable, as quoted by the Company's principal bank.

     12.    MISCELLANEOUS.

            (a) Integration.  This Agreement cancels and supersedes any and all
                -----------
prior agreements and understandings between the parties hereto with respect to the employment of Executive by the Company and its subsidiaries during the Term, except for contracts relating to compensation under executive compensation and employee benefit plans of the Company and its subsidiaries. This Agreement constitutes the entire agreement among the parties with respect to the matters herein provided, and no modification or waiver of any provision hereof shall be effective unless in writing and signed by the parties hereto. Executive shall not be entitled to any payment or benefit under this Agreement which duplicates a payment or benefit received or receivable by Executive under such prior agreements and understandings or under any benefit or compensation plan of the Company.

            (b) Non-Transferability.  Neither this Agreement nor the rights or
                -------------------
obligations hereunder of the parties hereto shall be transferable or assignable by Executive, except in accordance with the laws of descent and distribution or as specified in Section 12(c). The Company may assign this Agreement and the Company's rights and obligations hereunder, and shall assign this Agreement, to any Successor (as hereinafter defined) which, by operation of law or otherwise, continues to carry on substantially the business of the Company prior to the event of succession, and the Company shall, as a condition of the succession, require such Successor to agree to assume the Company's obligations and be bound by this Agreement. For purposes of this Agreement, "Successor" shall mean any person that succeeds to, or has the practical ability to control (either immediately or with the passage of time), the Company's business directly, by merger or consolidation, or indirectly, by purchase of the Company's voting securities or all or substantially all of its assets, or otherwise.

            (c) Beneficiaries.  Executive shall be entitled to designate (and
                -------------
change, to the extent permitted under applicable law) a beneficiary or beneficiaries to receive any compensation or benefits payable hereunder following Executive's death.

            (d) Notices.  Whenever under this Agreement it becomes necessary to
                -------
give notice, such notice shall be in writing, signed by the party or parties giving or making the same, and shall be served on the person or persons for whom it is intended or who should be advised or notified, by Federal Express or other similar overnight service or by certified or registered mail, return receipt requested, postage prepaid and addressed to such party at the address set forth below or at such other address as may be designated by such party by like notice:

          If to the Company:

          Autotote Corporation
          750 Lexington Avenue
          25th Floor
          New York, New York 10025
          Attention: Secretary

          If to Executive:                      With a Copy to:

          A. Lorne Weil                         A. Lorne Weil
          750 Lexington Avenue                     51 East 90th Street
          25th Floor                               Penthouse B
          New York, New York  10022             New York, New York  10128

If the parties by mutual agreement supply each other with telecopier numbers for the purposes of providing notice by facsimile, such notice shall also be proper notice under this Agreement. In the case of Federal Express or other similar overnight service, such notice or advice shall be effective when sent, and, in the cases of certified or registered mail, shall be effective 2 days after deposit into the mails by delivery to the U.S. Post Office.

          (e)  Reformation. The invalidity of any portion of this Agreement
               -----------
shall not deemed to render the remainder of this Agreement invalid.

          (f)  Headings. The headings of this Agreement are for convenience of
               --------
reference only and do not constitute a part hereof.

          (g)  No General Waivers. The failure of any party at any time to
               ------------------
require performance by any other party of any provision hereof or to resort to any remedy provided herein or at law or in equity shall in no way affect the right of such party to require such performance or to resort to such remedy at any time thereafter, nor shall the waiver by any party of a breach of any of the provisions hereof be deemed to be a waiver of any subsequent breach of such provisions. No such waiver shall be effective unless in writing and signed by the party against whom such waiver is sought to be enforced.

          (h)  No Obligation To Mitigate. Executive shall not be required to
               -------------------------
seek other employment or otherwise to mitigate Executive's damages upon any termination of employment; provided, however, that, to the extent Executive receives from a subsequent employer health or other insurance benefits that are substantially similar to the benefits referred to in Section 5(c) hereof, any such benefits to be provided by the Company to Executive following the Term shall be correspondingly reduced.

          (i)  Offsets; Withholding. The amounts required to be paid by the
               --------------------
Company to Executive pursuant to this Agreement shall not be subject to offset other than with respect to any amounts that are owed to the Company by Executive due to his receipt of funds as a result of his fraudulent activity. The foregoing and other provisions of this Agreement notwithstanding, all payments to be made to Executive under this Agreement, including under Sections 6 and 7, or otherwise by the Company will be subject to required withholding taxes and other required deductions.

          (j)  Successors and Assigns. This Agreement shall be binding upon and
               ----------------------
shall inure to the benefit of Executive, his heirs, executors, administrators and beneficiaries, and shall be binding upon and inure to the benefit of the Company and its successors and assigns.

     13.  INDEMNIFICATION.

          All rights to indemnification by the Company now existing in favor of the Executive as provided in the Company's Certificate of Incorporation or By-Laws or pursuant to other agreements in effect on or immediately prior to the Effective Date shall continue in full force and effect from the Effective Date (including all periods after the expiration of the Term), and the Company shall also advance expenses for which indemnification may be ultimately claimed as such expenses are incurred to the fullest extent permitted under applicable law, subject to any requirement that the Executive provide an undertaking to repay such advances if it is ultimately determined that the Executive is not entitled to indemnification; provided, however, that any determination required to be made with respect to whether the Executive's conduct complies with the standards required to be met as a condition of indemnification or advancement of expenses under applicable law and the Company's Certificate of Incorporation, By-Laws, or other agreement shall be made by independent counsel mutually acceptable to the Executive and the Company (except to the extent otherwise required by law). After the date hereof, the Company shall not amend its Certificate of Incorporation or By-Laws or any agreement in any manner which adversely affects the rights of the Executive to indemnification thereunder. Any provision contained herein notwithstanding, this Agreement shall not limit or reduce any rights of the Executive to indemnification pursuant to applicable law. In addition, the Company will maintain directors' and officers' liability insurance in effect and covering acts and omissions of Executive during the Term and for a period of six years thereafter on terms substantially no less favorable than those in effect on the Effective Date.

          IN WITNESS WHEREOF, Executive has hereunto set his hand and the Company has caused this instrument to be duly executed as of the day and year first above written.

                                    AUTOTOTE CORPORATION

                                    By:
                                    Name:  Alan J. Zakon
                                    Title: Chairman of the Executive
                                           Committee

                                    EXECUTIVE

                                    A. Lorne Weil